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                                     EXHIBIT 5.1



                                  YIGAL ARNON & CO.
                                   31 Hillel Street
                                     P.O. Box 69
                                Jerusalem 91006 Israel




Accent Software International Ltd.
28 Pierre Koenig Street
Jerusalem 91530 Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about October 15, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 812,000 Ordinary Shares (the "Shares"). All of the Shares are to be issued by the Company (a) as compensation to Investor Resource Services, Inc. for certain services being rendered to the Company and (b) upon exercise of warrants issued to other parties providing services to the Company, and once issued may be offered for sale for the benefit of the selling shareholders named in the Registration Statement. We understand that the Shares are to be sold from time to time in the over-the-counter market at prevailing prices or as otherwise described in the Registration Statement. As your Israeli legal counsel, we have also examined the proceedings taken by you in connection with the issuance of the Shares.

    It is our opinion that, subject in the case of the Shares to be issued upon exercise of warrants to the fulfillment of the terms and conditions of the exercise of the warrants, the Shares will be validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                       Very truly yours,

                                       YIGAL ARNON & CO.

                                       /s/ Yigal Arnon & Co.
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